Exhibit 99.1

NEWS RELEASE	For Immediate Release
	Contact:	Joe Fazzino
860-263-4725
joe.fazzino@virtus.com

Virtus Investment Partners Announces Financial Results

For First Quarter of 2011

•	Operating Income, as Adjusted, for First Quarter of 2011 Increases to $7.0 Million from $3.6 Million in First Quarter of 2010; Operating Income Increases to $4.4 Million from $0.7 Million

•	Net Income for First Quarter of 2011 Increases to $4.3 Million from $1.1 Million for 2010 First Quarter

•	Total Sales Grow 86 Percent to $2.6 Billion from $1.4 Billion in First Quarter of 2010; Net Flows Increase to $1.4 Billion from $407.2 Million

•	Assets Under Management End Quarter at $31.9 Billion Up 25 Percent from Prior Year; Long-Term Assets Under Management Up 29 Percent to $28.5 Billion

Hartford, CT, May 2, 2011 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, today reported that operating income, as adjusted, for the first quarter of 2011 increased 93 percent from the first quarter of 2010 on the strength of a 25 percent increase in assets under management from continued strong sales, positive net flows and the impact of market appreciation.

Operating income, as adjusted, was $7.0 million for the quarter ended March 31, 2011, compared with $3.6 million in the first quarter of 2010 and $7.1 million in the fourth quarter of 2010. Operating margin, as adjusted, was 21 percent, compared with 14 percent and 23 percent for the respective prior periods. Operating income, as adjusted, and operating margin, as adjusted, are non-GAAP measures that exclude certain non-cash and other items as described in the table at the end of the release.

Operating income was $4.4 million in the first quarter of 2011, compared with $0.7 million in the first quarter of 2010 and $4.5 million in fourth quarter of 2010. Operating margin was 10 percent, 2 percent and 11 percent for the comparable periods. Net income was $4.3 million in the 2011 first quarter, compared with $1.1 million in the prior year quarter and $4.5 million in the fourth quarter of 2010.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Assets under management were $31.9 billion at March 31, 2011, an increase of 8 percent from $29.5 billion at December 31, 2010 and 25 percent from $25.6 billion at March 31, 2010. Long-term assets under management, which exclude all cash products and money market funds, were $28.5 billion at the end of the first quarter, an increase of 9 percent from $26.2 billion at December 31, 2010 and 29 percent from $22.1 billion at March 31, 2010.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data or as noted)

In evaluating its performance, the company considers certain non-GAAP measures, including operating income, as adjusted, operating margin, as adjusted, operating expenses, as adjusted, and revenue, as adjusted, that are described and reconciled to GAAP-reported amounts in the table at the end of the release. These non-GAAP measures net the distribution and administration expenses against the related revenue and also exclude certain other non-cash and identified amounts.

	Three Months Ended			Three Months Ended
	3/31/2011	3/31/2010	Change	12/31/2010	Change
Ending Assets Under Management (in billions)	$31.9	$25.6	25%	$29.5	8%
Average Assets Under Management (in billions)	$30.7	$25.4	21%	$28.6	7%

Gross Sales (in millions)	$2,603.4	$1,399.8	86%	$1,714.5	52%
Net Flows (in millions)	$1,413.0	$407.2	N/M	$552.7	156%

Revenue	$44,121	$33,447	32%	$40,739	8%
Revenue, as adjusted (1)	$33,044	$26,103	27%	$30,881	7%

Operating expenses	$39,678	$32,740	21%	$36,289	9%
Operating expenses, as adjusted (1)	$26,078	$22,497	16%	$23,732	10%

Operating income	$4,443	$707	N/M	$4,450	(0)%
Operating income, as adjusted (1)	$6,966	$3,606	93%	$7,149	(3)%

Net income	$4,337	$1,060	N/M	$4,450	(3)%
Net income attributable to common stockholders	$2,979	$124	N/M	$3,071	(3)%
Avg. shares outstanding - diluted (in thousands)	6,913	6,143	13%	6,834	1%
Net income per diluted share	$0.43	$0.02	N/M	$0.45	(4)%

Operating margin	10%	2%		11%
Operating margin, as adjusted (1)	21%	14%		23%

N/M - Not Meaningful

(1)	See “Schedule of Non-GAAP Information” at the end of the release

Management Commentary

“In the first quarter, we continued to build on our 2010 accomplishments and momentum to again achieve significant double-digit growth in total sales and net flows driven by the strong results from our mutual fund channel,” said George R. Aylward, president and chief executive officer.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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The sales growth for the company’s long-term mutual funds, the impact of variable costs related to these sales, and the timing of payroll taxes were the primary drivers of Virtus’ results this quarter.

The growth in total sales was driven by higher sales of the company’s long-term open-end mutual funds, which increased $0.8 billion, or 54 percent, from the prior quarter The company’s open-end mutual funds had an organic growth rate of 45 percent in the quarter, double the rate of the prior quarter. “We continue to generate robust sales growth because we have products that offer strong relative performance and are competitively positioned with financial intermediaries. This has enabled us to further build on our broad distribution access,” Aylward said.

Mutual fund sales continued to be well diversified among equity and fixed income funds, as the company’s most popular strategies during the quarter included a multi-sector fixed income fund, an emerging markets equity fund, and its AlphaSectorTM products.

The significantly higher sales resulted in an expected increase in sales-related expenses. Specifically, the $0.8 billion increase in retail sales resulted in a quarterly increase of $1.2 million in variable sales compensation. In addition, there was $1.2 million of additional payroll taxes related to the payment of annual incentive compensation. As a result of this increased “sales strain” from higher sales and the timing of payroll taxes, operating income, as adjusted, was down slightly from the prior quarter, although it increased more than 93 percent from the first quarter of 2010. “The long-term benefits of our sales growth clearly outweigh the impact of these sales-related costs on the current quarter and keep us well-positioned for future growth,” Aylward said.

The company generated net flows of $1.4 billion during the quarter, an increase of more than 156 percent from the prior quarter. “The positive net flows we delivered this quarter are helping us build a stable base of assets in a diverse mix of business that we believe can deliver consistent, long-term value to our shareholders,” he said.

“The results this quarter show we are successfully executing on a key element of our strategy, which is to increase sales. We are pleased to deliver a very strong quarter of sales, net flows and earnings and we believe there are substantial opportunities for the company to further leverage our strengths and drive more growth,” Aylward added.

Asset Flows and Assets Under Management

The company reported its best quarter for total sales, driven by a 61 percent sequential increase in mutual fund sales, and its strongest quarter for positive net flows. The company has had eight consecutive quarters of positive net flows, with net flows in the first quarter representing an increase of 156 percent from the fourth quarter of 2010.

•

Total sales of $2.6 billion in the first quarter of 2011 increased 52 percent from $1.7 billion in the fourth quarter of 2010, driven by higher mutual fund sales. Total positive net flows were $1.4 billion for the first quarter, compared with $552.7 million in the fourth quarter of 2010.

•

Long-term mutual fund sales were $2.3 billion for the first quarter, an increase of 61 percent from $1.5 billion in the fourth quarter. First quarter sales included $98.0 million from a secondary rights offering for one of the company’s closed end funds. Positive mutual fund net flows of $1.4 billion for the first quarter increased 137 percent from $598.6 million in the prior quarter. In the first quarter, the organic growth rate of the company’s long-term open-end mutual funds, defined as annualized net flows divided by beginning assets under management, was 44.8 percent compared with 22.4 percent in the prior quarter. Mutual fund sales continue to be balanced between domestic equity, international equity, and fixed income investment strategies. During the quarter the company generated sales of $0.6 billion from a multi-sector short-term bond fund, $0.6 billion from the domestic equity oriented Premium AlphaSector Fund, and $0.5 billion from an emerging markets fund. Total sales of all of the other long-term open-end mutual funds increased by 29 percent from the prior quarter.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4

•

Separately managed account sales were $212.0 million in the first quarter, a 6 percent increase from $200.2 million in the prior quarter, and net flows were $13.9 million, compared with net outflows of $2.4 million. Institutional sales were $48.9 million in the first quarter, compared with $60.7 million in the fourth quarter, with net outflows of $20.3 million, compared with net outflows of $43.5 million in the prior quarter.

•

An 8 percent increase in assets under management to $31.9 billion from $29.5 billion at December 31, 2010 resulted from positive net flows of $1.4 billion and market appreciation of $0.9 billion. Long-term mutual fund assets increased to $18.1 billion from $16.1 billion at the end of the fourth quarter as a result of positive net flows of $1.4 billion and market appreciation of $0.6 billion.

•

Average assets under management, which correspond to the company’s fee-earning asset levels, were $30.7 billion at March 31, 2011, an increase of 7 percent from $28.6 billion for the quarter ended December 31, 2010.

Revenue

Total revenue increased from the prior quarter, a result of increased mutual fund revenue and a full quarter of revenue from the Virtus Variable Insurance Trust, which was adopted during the fourth quarter of 2010.

•

Total revenue was $44.1 million in the first quarter of 2011, an increase of $3.4 million or 8 percent from $40.7 million in the fourth quarter of 2010. The increase in revenue included $2.1 million in investment management fees, $0.9 million in distribution and service fees, and $0.4 million in administration and transfer agent fees.

•

Revenue, as adjusted, which is net of certain mutual fund distribution and administration expenses, increased by 7 percent to $33.0 million from $30.9 million in the prior quarter, consistent with the 7 percent sequential growth in average assets under management.

•

Investment management fees of $28.8 million in the first quarter increased 8 percent from $26.7 million in the fourth quarter of 2010. The primary driver was the 9 percent sequential increase in average long-term mutual fund assets which contributed $1.2 million to investment management fees.

•

The $0.9 million or 11 percent increase in distribution and service fees resulted from higher average mutual fund assets and a full quarter of fees earned on the variable insurance trust. Administration and transfer agent fees increased $0.4 million or 8 percent due to the increase in average long-term mutual fund assets.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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There was a corresponding increase of 12 percent on distribution and administration expenses related to fees paid to third-party distributors.

Expenses

Operating expenses increased from the prior quarter, primarily reflecting higher employment expenses related to sales-based incentive compensation and the payment of payroll taxes related to annual incentive compensation.

•

Operating expenses of $39.7 million in the first quarter compare with $36.3 million in the prior quarter, as employment expenses increased $2.1 million. Other operating expenses increased $0.2 million from the fourth quarter, reflecting the relative stability of the company’s fixed cost structure.

•

Operating expenses, as adjusted, which exclude distribution and administration expenses, restructuring and severance charges, and certain non-cash charges, were $26.1 million for the first quarter, compared with $23.7 million in the prior quarter. The increase from the prior quarter was primarily driven by the increase in employment costs.

•

Employment expenses of $19.6 million in the first quarter increased 12 percent from $17.5 million in the prior quarter, as a result of increased variable incentive compensation related to significantly higher sales compared with the prior quarter as well as the payment of payroll taxes related to annual incentive compensation. The $0.8 billion or 54 percent increase in sales from the fourth quarter resulted in an additional $1.2 million of variable sales costs. In addition, first quarter results include $1.2 million of incremental payroll taxes, compared with the fourth quarter of 2010, due to the payment of annual incentive compensation. Excluding these items, employment expenses declined $0.3 million in the period.

•

Other operating expenses, which also include variable sales-related expenses, were $7.4 million in the 2011 first quarter, or 3 percent higher than $7.1 million in the prior quarter, reflecting the relative stability of the company’s fixed cost structure. The increase in other operating expenses from the prior quarter included higher professional fees.

Product Management

The company introduced two new funds that utilize its proprietary AlphaSector™ analytical model to minimize portfolio risk during severe market downturns. The new Virtus Allocator Premium AlphaSector Fund and the Virtus Global Premium AlphaSector Fund add additional diversification to the domestic equity options in the original AlphaSector products. The Virtus Premium AlphaSector Fund, which was launched in the third quarter of 2010, continues to be one of the industry’s best-selling equity funds, based on net flows for large cap blend funds sold by financial advisors.

The company also introduced the Virtus Global Commodities Stock Fund in the first quarter. This fund, which is subadvised by Harris Investment Management, in conjunction with specialty commodity firm Coxe Advisors, allows investors to gain exposure to the ongoing and increasing global demand for commodities.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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Balance Sheet, Liquidity and Capital Resources

Working capital increased 4 percent to $46.1 million at March 31, 2011 from $44.2 million at the end of 2010 as the benefit of higher cash earnings was partially offset by commissions paid on mutual fund sales to third-party distributors and cash used to fund the share repurchase program. Cash and cash equivalents ended the first quarter at $33.0 million, an expected seasonal decrease of 25 percent from $43.9 million at December 31, 2010, reflecting the impact of payments for incentive compensation and payroll taxes.

In the first quarter, the company repurchased 50,000 shares of common stock as the continuation of its multi-year share repurchase program that is part of a comprehensive, long-term capital management strategy. The program allows Virtus to repurchase up to 350,000 shares. To date, Virtus has repurchased 70,000 shares, or 1.0 percent of diluted common shares outstanding.

As disclosed in the 2010 Form 10-K, the company recorded a deferred tax asset and corresponding valuation allowance for a capital loss in the amount of $92.6 million related to the dissolution of one of its inactive, wholly-owned subsidiaries. In April 2011, the company submitted a request for a private letter ruling to the Internal Revenue Service related to the application of Internal Revenue Code Section 165(g)(3) which, if granted, may allow the capital loss to be claimed as an ordinary loss in the company’s 2010 federal income tax return.

Balance Sheet Highlights (Unaudited)
(Dollars in thousands)
	As of			As of
	3/31/2011	3/31/2010	Change	12/31/2010	Change
Cash and cash equivalents	$33,003	$22,217	49%	$43,948	(25)%
Marketable securities	$11,809	$9,856	20%	$10,273	15%
Long-term note payable	$15,000	$15,000	0%	$15,000	0%
Convertible preferred shares	$35,921	$45,900	(22)%	$35,921	0%
Stockholders’ equity	$50,560	$31,083	63%	$48,270	5%

Working capital (1)	$46,127	$34,523	34%	$44,206	4%

(1)	Working capital is defined as current assets less current liabilities.

Conference Call

Virtus Investment Partners management will host an investor conference call on Tuesday, May 3 at 11 a.m. Eastern to discuss these financial results and related matters. The conference call will be broadcast live over the Internet in the Investor Relations section of www.virtus.com. The call can also be accessed by telephone at 866-800-8652 if calling from within the U.S. or 617-614-2705 if calling from outside the U.S. (Passcode: 51693547). A replay of the call will be available through May 23 in the Investor Relations section of www.virtus.com, or by telephone at 888-286-8010 if calling from within the U.S. or 617-801-6888 if calling from outside the U.S. (Conference Number: 78769110). The presentation that will be reviewed as part of the conference call will be available on the Investor Relations section of our Web site.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

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About Virtus Investment Partners

Virtus Investment Partners, Inc. (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Virtus Mutual Funds are distributed by VP Distributors, Inc., a subsidiary of Virtus Investment Partners and member, FINRA. Additional information can be found at www.virtus.com.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8

Consolidated Statements of Operations

(Dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended
	3/31/2011	3/31/2010	Change	12/31/2010	Change
Revenues
Investment management fees	$28,831	$24,414	18%	$26,711	8%
Distribution and service fees	9,738	6,409	52%	8,809	11%
Administration and transfer agent fees	5,173	2,224	133%	4,808	8%
Other income and fees	379	400	(5)%	411	(8)%

Total revenues	44,121	33,447	32%	40,739	8%

Operating Expenses
Employment expenses	19,569	16,359	20%	17,507	12%
Distribution and administration expenses	11,077	7,344	51%	9,858	12%
Other operating expenses	7,350	6,983	5%	7,123	3%
Restructuring and severance	147	30	N/M	277	(47)%
Depreciation and other amortization	489	495	(1)%	499	(2)%
Intangible asset amortization	1,046	1,529	(32)%	1,025	2%

Total operating expenses	39,678	32,740	21%	36,289	9%

Operating Income	4,443	707	N/M	4,450	(0)%

Other Income (Expense)
Realized and unrealized gains on trading securities	561	349	61%	284	98%
Other (expense) income	(215)	68	N/M	2	N/M

Total other income, net	346	417	(17)%	286	21%

Interest Income (Expense)
Interest expense	(211)	(275)	23%	(213)	1%
Interest income	46	170	(73)%	360	(87)%

Total interest income (expense), net	(165)	(105)	(57)%	147	N/M

Income Before Income Taxes	4,624	1,019	N/M	4,883	(5)%
Income tax expense (benefit)	287	(41)	N/M	433	(34)%

Net Income	4,337	1,060	N/M	4,450	(3)%

Preferred stockholder dividends	(704)	(900)	22%	(704)	0%

Allocation of earnings to preferred stockholders	(654)	(36)	N/M	(675)	3%

Net Income Attributable to Common Stockholders	$2,979	$124	N/M	$3,071	(3)%

Earnings Per Share - Basic	$0.48	$0.02	N/M	$0.49	(3)%

Earnings Per Share - Diluted	$0.43	$0.02	N/M	$0.45	(4)%

Weighted Average Shares Outstanding - Basic (in thousands)	6,242	5,833		6,263

Weighted Average Shares Outstanding - Diluted (in thousands)	6,913	6,143		6,834

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9

Assets Under Management - Product and Asset Class

(Dollars in millions)

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
By product (period end):
Mutual Funds - Long-term	$18,099.7	$16,122.4	$14,998.7	$13,413.2	$13,820.6
Mutual Funds - Money Market	2,614.6	2,915.5	2,704.6	2,841.0	3,034.2
Variable Insurance Funds	1,553.3	1,538.5	—	—	—
Separately Managed Accounts	4,005.1	3,833.0	3,626.0	3,451.6	3,642.3
Institutional Products (5)	5,639.2	5,063.9	5,783.3	5,413.7	5,128.2

Total	$31,911.9	$29,473.3	$27,112.6	$25,119.5	$25,625.3

By product (average) (1)
Mutual Funds - Long-term	$17,149.7	$15,742.5	$14,316.2	$13,966.0	$13,504.5
Mutual Funds - Money Market	2,777.8	2,695.1	2,877.6	2,921.9	3,465.8
Variable Insurance Funds	1,550.5	950.8	—	—	—
Separately Managed Accounts (2)	3,833.0	3,626.0	3,451.6	3,642.3	3,551.8
Institutional Products (2) (5)	5,391.6	5,559.7	5,430.2	5,210.9	4,913.5

Total	$30,702.6	$28,574.1	$26,075.6	$25,741.1	$25,435.6

By asset class (period end):
Equity	$16,405.3	$14,403.4	$12,272.3	$11,088.1	$11,897.4
Fixed Income	12,097.4	11,752.5	11,151.0	10,358.9	10,187.9
Cash	3,409.2	3,317.4	3,689.3	3,672.5	3,540.0

Total	$31,911.9	$29,473.3	$27,112.6	$25,119.5	$25,625.3

Assets Under Management - Average Net Management Fees Earned (3)

(In basis points)

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
Mutual Funds - Long-term (4)	44.0	43.7	42.9	43.2	44.4
Mutual Funds - Money Market	4.8	5.1	5.2	5.2	5.1
Variable Insurance Funds (4)	39.8	45.2	—	—	—
Separately Managed Accounts (2)	49.7	47.3	47.4	47.3	49.2
Institutional Products (2) (5)	27.8	25.8	25.5	28.2	40.3
All Products	38.1	37.1	35.7	36.4	38.9

(1)	Averages are calculated as follows:

- Mutual Funds and VIF - average daily balances

- Separately Managed Accounts - prior quarter ending balance (on which the current quarter’s fees are earned)

- Institutional Products - average of month-end balances in quarter

(2)	Excluding cash management products, Separately Managed Accounts and Institutional Products ending assets under management, average assets under management and average net fees earned were:

	Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010
Separately Managed Accts-Ending Assets	$3,943.5	$3,709.2	$3,462.6	$3,327.7	$3,508.5
Separately Managed Accts-Avg. Assets	$3,709.1	$3,426.6	$3,327.7	$3,508.5	$3,432.8
Separately Managed Accts-Avg. Fees	50.7	48.8	48.6	48.6	50.4
Institutional Products-Ending Assets	$4,906.2	$4,785.8	$4,962.0	$4,706.1	$4,756.2
Institutional Products-Avg. Assets	$4,882.8	$4,869.9	$4,688.9	$4,748.4	$4,544.9
Institutional Products-Avg. Fees	29.6	28.7	29.2	30.7	43.2

(3)	Average fees earned is calculated as revenue earned by product divided by average product assets, as described in note (1).
(4)	Average fees earned for mutual funds and VIF are net of sub-advisory fees.
(5)	Includes structured finance products.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10

Assets Under Management – Asset Flows by Product

(Dollars in millions)

	Three Months Ended
	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010
Retail Products
Mutual Funds - Long-term
Beginning balance	$16,122.4	$14,998.7	$13,413.2	$13,820.6	$13,159.1
Inflows	2,342.5	1,453.6	1,112.4	975.4	988.6
Outflows	(923.1)	(855.0)	(651.3)	(708.5)	(653.8)

Net flows	1,419.4	598.6	461.1	266.9	334.8
Market appreciation (depreciation)	568.3	555.2	1,163.2	(654.9)	348.3
Other (1)	(10.4)	(30.1)	(38.8)	(19.4)	(21.6)

Ending balance	$18,099.7	$16,122.4	$14,998.7	$13,413.2	$13,820.6

Mutual Funds - Money Market
Beginning balance	$2,915.5	$2,704.6	$2,841.0	$3,034.2	$3,930.6
Other (1)	(300.9)	210.9	(136.4)	(193.2)	(896.4)

Ending balance	$2,614.6	$2,915.5	$2,704.6	$2,841.0	$3,034.2

Variable Insurance Funds (2)
Beginning balance	$1,538.5	$—	$—	$—	$—
Other (1)	14.8	1,538.5

Ending balance	$1,553.3	$1,538.5	$—	$—	$—

Separately Managed Accounts
Beginning balance	$3,833.0	$3,626.0	$3,451.6	$3,642.3	$3,551.8
Inflows	212.0	200.2	107.2	115.1	116.5
Outflows	(198.1)	(202.6)	(144.3)	(169.9)	(155.7)

Net flows	13.9	(2.4)	(37.1)	(54.8)	(39.2)
Market appreciation (depreciation)	221.5	244.7	191.3	(134.4)	135.9
Other (1)	(63.3)	(35.3)	20.2	(1.5)	(6.2)

Ending balance	$4,005.1	$3,833.0	$3,626.0	$3,451.6	$3,642.3

Institutional Products
Institutional Accounts
Beginning balance	$4,087.7	$4,845.9	$4,494.8	$4,219.1	$3,929.8
Inflows	48.9	60.7	358.5	31.5	294.7
Outflows	(69.2)	(104.2)	(327.3)	(75.5)	(183.1)

Net flows	(20.3)	(43.5)	31.2	(44.0)	111.6
Market appreciation (depreciation)	104.7	127.7	205.6	(15.9)	166.0
Other (1)	455.0	(842.4)	114.3	335.6	11.7

Ending balance	$4,627.1	$4,087.7	$4,845.9	$4,494.8	$4,219.1

Structured Products
Beginning balance	$976.2	$937.4	$918.9	$909.1	$868.4
Other (1)	35.9	38.8	18.5	9.8	40.7

Ending balance	$1,012.1	$976.2	$937.4	$918.9	$909.1

Total
Beginning balance	$29,473.3	$27,112.6	$25,119.5	$25,625.3	$25,439.7
Inflows	2,603.4	1,714.5	1,578.1	1,122.0	1,399.8
Outflows	(1,190.4)	(1,161.8)	(1,122.9)	(953.9)	(992.6)

Net flows	1,413.0	552.7	455.2	168.1	407.2
Market appreciation (depreciation)	894.5	927.6	1,560.1	(805.2)	650.2
Other (1)	131.1	880.4	(22.2)	131.3	(871.8)

Ending balance	$31,911.9	$29,473.3	$27,112.6	$25,119.5	$25,625.3

(1)	Comprised of mutual fund dividends distributed, net flows on cash management strategies and the variable insurance trust, market appreciation (depreciation) on the variable insurance trust and structured products, and acquisitions (dispositions) of investment contracts, as applicable.
(2)	A variable insurance trust (VIT) was established in the quarter ended 12/31/10. Following a transaction with a third-party VIT Virtus became the advisor and distributor to $1.5 billion, which is reflected as fourth quarter Other. Virtus previously acted as the subadvisor to institutional mandates with the third-party VIT representing $292.5 million, $270.9 million and $313.4 million for the periods ended 9/30/10, 6/30/10 and 3/31/10, respectively.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 11

Schedule of Non-GAAP Information

(Dollars in thousands)

The company reports its financial results on a Generally Accepted Accounting Principles (GAAP) basis; however management believes that evaluating the company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them only to be additional metrics for both management and investors to consider the company’s financial performance over time, as noted in the footnotes below. Management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial results prepared in accordance with GAAP.

Reconciliation of Revenues, Operating Expenses and Operating Income on a GAAP Basis to Revenues, Operating Expenses and Operating Income, as Adjusted

	Three Months Ended
	Mar 31, 2011	Mar 31, 2010	Dec 31, 2010

Revenues, GAAP basis	$44,121	$33,447	$40,739
Less:
Distribution and administration expenses	11,077	7,344	9,858

Revenues, as adjusted (1)	$33,044	$26,103	$30,881

Operating Expenses, GAAP Basis	$39,678	$32,740	$36,289
Less:
Distribution and administration expenses	11,077	7,344	9,858
Depreciation and amortization	1,535	2,024	1,524
Stock-based compensation	841	845	898
Restructuring and severance charges	147	30	277

Operating Expenses, as adjusted (2)	$26,078	$22,497	$23,732

Operating Income, as adjusted (3)	$6,966	$3,606	$7,149

Operating margin, GAAP basis	10%	2%	11%
Operating margin, as adjusted (3)	21%	14%	23%

(1)	Revenues, as adjusted, is a non-GAAP financial measure calculated by netting distribution and administration expenses from GAAP revenues. Management believes revenues, as adjusted, provides useful information to investors because distribution and administrative expenses are costs that are generally passed directly through to external parties. Effective with the 2010 first quarter, the company no longer pays outside service providers for certain fund administrative and transfer agency services from the fees it collects for open-end funds it manages. These amounts are now paid by the funds directly to third-party service providers and, as a result, the revenue and expense previously recorded by the company for these services are no longer reflected. These payments were reported in the above reconciliation of GAAP to non-GAAP revenue and expenses for the 2009 period.
(2)	Operating expenses, as adjusted, is a non-GAAP financial measure that management believes provides investors with additional information because of the nature of the specific excluded operating expenses. Specifically, management adds back amortization and impairments attributable to acquisition-related intangible assets as this may be useful to an investor to consider our operating results with the results of other asset management firms that have not engaged in significant acquisitions. In addition, we add back restructuring and severance charges as we believe that operating expenses exclusive of these costs will aid comparability of the information to prior reporting periods. We believe that because of the variety of equity awards used by companies and the varying methodologies for determining stock-based compensation expense, excluding stock-based compensation enhances the ability of management and investors to compare financial results over periods. Distribution and administrative expenses are excluded for the reason set forth above.
(3)	Operating income, as adjusted, and operating margin, as adjusted, are calculated using the basis of revenues, as adjusted, and operating expenses, as adjusted, as described above.

In the above release, we define “organic growth rate” as our annualized net sales divided by beginning long-term open-end mutual fund assets under management.

The above measures should not be considered as substitutes for any measures derived in accordance with GAAP and may not be comparable to similarly titled measures of other companies. Exclusion of items in our non-GAAP presentation should not be considered as an inference that these items are unusual, infrequent or non-recurring.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 12

Forward-Looking Information

This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about our company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, cash inflows and outflows, operating cash flows, and future credit facilities, for all forward periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following: (a) the effects of changes and volatility in political, economic or industry conditions, the interest rate environment, or financial and capital markets; (b) any poor relative investment performance of our asset management strategies and any resulting outflows of assets; (c) mutual fund sales in any period may be through a limited number of financial intermediaries, from a limited number of investment strategies, and impacted by relative performance and the breadth and type of investment products we offer; (d) any lack of availability of additional and/or replacement financing, as may be needed, on satisfactory terms or at all; (e) any inadequate performance of third-party relationships; (f) the withdrawal of assets from under our management; (g) our ability to attract and retain key personnel in a competitive environment; (h) the ability of independent trustees of our mutual funds and closed-end funds, and other clients, to terminate their relationships with us; (i) the possibility that our goodwill or intangible assets could become impaired, requiring a charge to earnings; (j) the competition we face in our business, including competition related to investment products and fees; (k) potential adverse regulatory and legal developments; (l) the difficulty of detecting misconduct by our employees, subadvisers and distribution partners; (m) changes in accounting or regulatory standards or rules, including the impact of proposed rules which may be promulgated relating to Rule 12b-1 fees; (n) the ability to satisfy the financial covenants under existing debt agreements; and (o) certain other risks and uncertainties described in our 2010 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations”. You are urged to carefully consider all such factors.

The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com